Exhibit 99.8

MITTAL STEEL COMPANY N.V.’S OFFER FOR ARCELOR SECURITIES

FORM OF WITHDRAWAL REQUEST1

TO WITHDRAW ARCELOR S.A. SHARES AND/OR CONVERTIBLE BONDS TENDERED IN THE

U.S. OFFER MADE BY MITTAL STEEL COMPANY N.V.

The undersigned hereby represents that the undersigned has tendered shares of Arcelor S.A. (“Arcelor”) and/or Convertible Bonds in the U.S. Offer made by Mittal Steel Company N.V. (“Mittal Steel”) and wishes to withdraw all or part of such tenders as indicated below.

The undersigned further represents that the undersigned is aware of the terms and conditions of the U.S. Offer made by Mittal Steel for Arcelor securities as described in the U.S. prospectus, dated [•], 2006 (the “U.S. Prospectus”).

All capitalized terms used herein are defined in the U.S. Prospectus.

With respect to Arcelor Shares directly registered in the Arcelor share register, this form of withdrawal request must be sent to Arcelor, as share registrar, and the Global Centralizing Agent at:

ARCELOR ARCELOR S.A. SERVICE TITRES 19, AVENUE DE LA LIBERTÉ L-2930 LUXEMBOURG FAX: + 352 4792 2548	GLOBAL CENTRALIZING AGENT EMAIL: TENDER.CENT@SOCGEN.COM FAX: + 33.2.51.85.56.14

U.S. holders of Arcelor Shares and Convertible Bonds may, but are not required to, use this form.

Name of Holder of Arcelor Shares and/or Convertible Bonds:

Address (include ZIP code):

Hereby:

☐	instructs and gives full power of attorney to the financial intermediary with which tendered Arcelor Shares and/or Convertible Bonds, respectively, were deposited before their tender in the U.S. Offer:

to withdraw their tenders in the U.S. Offer listed below and to credit the withdrawn Arcelor Shares and/or Convertible Bonds back to my securities account.

☐	withdraws their tenders in the U.S. Offer listed below (if the Arcelor Shares were registered directly in Arcelor’s Share register before their tender in the U.S. Offer)

(Please tick the box corresponding to the option chosen.)

[1]	To be completed in duplicate in the case of shares where the holder is directly registered in the shareholders’ register with one copy to be sent to Arcelor and the other to be sent to the Global Centralizing Agent.

1	Number of Arcelor Shares tendered in the primary mixed cash and exchange offer to be withdrawn	_____________________
	Date(s) of such tender(s)	_____________________

2	Number of Arcelor Shares tendered to the secondary cash offer to be withdrawn	_____________________
	Date(s) of such tender(s)	_____________________

3	Number of Arcelor Shares tendered to the secondary exchange offer to be withdrawn	_____________________
	Date(s) of such tender(s)	_____________________

4	Number of Arcelor Convertible Bonds tendered to mixed cash and exchange offer to be withdrawn	_____________________
	Date(s) of such tender(s)	_____________________

Date:

Signature of Holder:

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